UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2007

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

831-438-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 9, 2007, the compensation committee of our board of directors approved (i) an amendment and restatement of our Amended and Restated 2005 Stock Plan, (ii) an amendment to the 2003 Equity Incentive Plan of our subsidiary, Aviza, Inc., and (iii) an amendment to the 2004 Equity Incentive Plan of our subsidiary, Trikon Technologies, Inc.

The amendment and restatement of our Amended and Restated 2005 Stock Plan, and the amendment to each of the 2003 Equity Incentive Plan of Aviza, Inc. and the 2004 Equity Incentive Plan of Trikon Technologies, Inc. (collectively, the “Plans”) modify, in each case, the definition of “fair market value” under the Plans. This summary is qualified in its entirety by the terms of the amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Second Amended and Restated 2005 Stock Plan.
10.2	Amendment No. 2 to the 2003 Equity Incentive Plan of Aviza, Inc.
10.3	Amendment No. 2 to the 2004 Equity Incentive Plan of Trikon Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 15, 2007

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
10.1	Second Amended and Restated 2005 Stock Plan.
10.2	Amendment No. 2 to the 2003 Equity Incentive Plan of Aviza, Inc.
10.3	Amendment No. 2 to the 2004 Equity Incentive Plan of Trikon Technologies, Inc.